UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1641 Popps Ferry Road, Biloxi, Mississippi (Address of principal executive offices)	39532 (Zip Code)

(228) 396-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 24, 2005, Isle of Capri Black Hawk, L.L.C. (the “Company”), a joint venture company owned 57% by Isle of Capri Casinos, Inc. and 43% by a subsidiary of Nevada Gold & Casinos, Inc., entered into a $240.0 million Second Amended and Restated Credit Agreement, by and among the Company, as borrower, the financial institutions party from time to time hereto, as lenders, Canadian Imperial Bank of Commerce ("CIBC"), as administrative agent for the lenders and as issuing lender with respect to Letters of Credit, Wells Fargo Bank, N.A., as syndication agent, Hibernia National Bank and The CIT Group/Equipment Financing, Inc., as co-documentation agents, and CIBC World Markets Corp., as lead arranger. The credit agreement, which amends and restates the Company’s existing credit agreement in its entirety, provides for a $50.0 million revolving credit facility maturing the earlier of October 24, 2010 or such date as the term loan facility are repaid in full and a $190.0 million term loan facility maturing on October 24, 2011. At the Company’s and the lead arranger’s mutual discretion, the Company may increase the size of the revolver and/or term loan facility, in an aggregate amount up to $25.0 million subject to certain conditions. The term loans are payable in quarterly installments beginning on December 30, 2005 and ending on September 30, 2011. The revolving loans may bear interest at the Company’s option at (1) the higher of 0.5% in excess of the federal funds effective rate plus an applicable margin up to 1.25% or the rate that CIBC announces from time to time as its prime lending rate plus an applicable margin up to 1.25% or (2) a rate tied to a LIBOR rate plus an applicable margin up to 2.25%. The term loans may bear interest at the Company’s option at (1) the higher of 0.5% in excess of the federal funds effective rate plus an applicable margin of 1.0% or the rate that CIBC announces from time to time as its prime lending rate plus an applicable margin of 1.0% or (2) a rate tied to a LIBOR rate plus an applicable margin of 2.00%.

The credit agreement is secured by liens on substantially all of the Company’s and its restricted subsidiaries’ assets. The credit agreement contains customary representations and warranties and affirmative and negative covenants.

Affiliates of CIBC, Wells Fargo Bank, N.A. and certain of the other lenders from time to time have provided in the past and may provide in the future investment banking and financial advisory services to us and to our affiliates in the ordinary course of business. They receive, and expect to receive, customary fees and commissions for these services.

A copy of the Amendment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        To the extent applicable, the disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Second Amendment and Restated Credit Agreement dated as of October 24, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.
Date: October 28, 2005	By:	/s/ REXFORD A. YEISLEY
	Name:	Rexford A. Yeisley
	Title:	Senior Vice President and Chief Financial Officer